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                                                                    Exhibit 16.1


                        [Arthur Andersen LLP Letterhead]


April 5, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We have read the paragraphs 1 through 4 of Item 4 included in the Form 8-K dated April 5, 2002 of The Houston Exploration Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
New York, New York

cc:  James F. Westmoreland
     Vice President and Chief Accounting Officer
     The Houston Exploration Company